THE UNITS TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

SUBSCRIPTION AGREEMENT
(CANADIAN & OFFSHORE PURCHASERS)

TO:    ACREAGE HOLDINGS, INC. (the “Company”)
AND TO:    ATB SECURITIES INC. (the “Agent”)

The undersigned (the “Purchaser”), on its own behalf, and, if applicable, on behalf of those for whom the undersigned is contracting hereunder as trustee or agent (a “Beneficial Purchaser”), hereby irrevocably subscribes for and agrees to purchase the number units (each a “Unit”) of the Company set out below, at a subscription price of US$833.33 per Unit. Each Unit consists of (i) US$1,000 principal amount of non-recourse unsecured convertible notes (a “Note”), and (ii) such number of share purchase warrants of the Company (each, a “Warrant”) calculated in accordance with Section 1 hereof, in each case subject to adjustment. Each Warrant shall entitle the holder thereof to subscribe for and purchase one Fixed Share (as defined herein) (each, a “Warrant Share”) at the Exercise Price (as defined herein) at any time and from time to time following the completion of the Transaction (as defined herein) until 5:00 p.m. (Toronto time) on the date that is 60 months from the date of issuance of the Units (the “Expiry Date”).

If the Transaction occurs prior to the Maturity Date (as defined herein): (i) the outstanding principal amount of the Notes will be deemed to be automatically converted, without any action on the part of the holder thereof, into Fixed Shares (the “Conversion Shares”) at the Conversion Price (as defined herein) immediately prior to the completion of the Transaction (an “Automatic Conversion”); and (ii) each outstanding Warrant shall be adjusted in accordance with the terms of the Transaction.

The Purchaser agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription” including without limitation the representations, warranties and covenants set forth in the Schedules attached thereto. The Purchaser further agrees, without limitation, that the Company and the Agent may rely on the Purchaser’s representations, warranties and covenants contained in such documents.

Aggregate Purchase Price of Units (Number of Units x $US833.33): US$_____________ Number of Units (Aggregate Purchase Price ÷ US$833.33): _____ ______ _____
DATED this     day of     , 2024.
Name and Address of Purchaser

(Name of Purchaser - please print)	(Purchaser’s Address)
by:
Authorized Signature	(Purchaser’s Address)

(Official Capacity or Title - please print)	(Telephone Number)

(Please print name of individual whose signature appears above if different than the name of the Purchaser printed above.)	(Facsimile Number)

Details of the Beneficial Purchaser, if any, for whom the undersigned is contracting:

(Name of Beneficial Purchaser - please print)	(Beneficial Purchaser’s Address)

(if space is inadequate please attach a schedule containing the necessary information)

Registration Instructions:	Delivery Instructions:

Name
Account reference, if applicable	Account reference, if applicable
Address	Contact Name
Address

Telephone Number & Facsimile Number

Number and kind of securities of the Company presently held, directly or indirectly, if any:	State whether Purchaser is a “related party” (as such term is defined in Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions) of the Company: Yes No

State whether Purchaser is an “insider” (as defined under applicable Securities Laws) of the Company: Yes No	State whether Purchaser is a “registrant” (as defined under applicable Securities Laws): Yes No

A completed and executed copy of this Subscription Agreement, including all applicable Schedules hereto, must be delivered electronically to ATB Securities Inc. at [-], and payment of the aggregate Purchase Price to the Company’s counsel, DLA Piper (Canada) LLP, in trust, in accordance with the wire instructions set out in Schedule D hereto, in each case by no later than 4:00 p.m. (Toronto Time) on June 4, 2024.

ACCEPTANCE
The foregoing is acknowledged, accepted and agreed to this      day of _______________________, 2024.

ACREAGE HOLDINGS, INC.

Per:
    Authorized Signing Officer

TERMS AND CONDITIONS OF SUBSCRIPTION
1.Subscription.
The Purchaser, on its own behalf, or, if applicable, on behalf of each Beneficial Purchaser, hereby tenders to the Company this Subscription Agreement which, upon acceptance by the Company, will constitute an irrevocable agreement of the Purchaser to purchase from the Company and, of the Company to issue and sell to the Purchaser, the number of Units set out on the face page of this Subscription Agreement (the “Purchased Securities”) for the Purchase Price, all on the terms and subject to the conditions set out in this Subscription Agreement.
Each Unit shall consist of (i) US$1,000 principal amount of a Note, and (ii) such number of Warrants calculated in accordance with this Section 1.
If the Transaction occurs prior to the Maturity Date, the outstanding principal amount of the Notes will be deemed to be automatically converted, without any action on the part of the holder thereof, into Conversion Shares at the Conversion Price immediately prior to the completion of the Transaction. Upon the issuance of the Conversion Shares in accordance with the terms of the Notes, all obligations of the Company, under, pursuant to, or otherwise in connection with the Notes, direct, indirect, contingent or otherwise, shall immediately and automatically be considered satisfied in full and the Notes shall be considered terminated without the requirement for any further action by, or notice to, any person.
If the Transaction has not closed by the Maturity Date, and provided that the transfer of the Notes has been completed upon the exercise of the Put Right in accordance with the terms of the Put Agreement, on the 30th day following the Maturity Date, the Notes shall thereafter represent an unsecured payment obligation of the principal amount of the Notes by Company. In the event that the Transaction has not closed on or prior to the Maturity Date, and the Put Right has not been exercised, the Notes shall represent a right to receive an indeterminate number of Fixed Shares so long as the Put Right remains unexercised. Prior to the exercise of the Put Right and the transfer of the Notes in accordance with the terms of the Put Agreement, nothing is intended to create, nor shall it be construed as creating, a payment obligation of the Company in respect of the Notes.
The number of Warrants will only be determinable on the date of the Transaction, which number shall be the quotient obtained by dividing the aggregate Purchase Price by the Exercise Price, subject to adjustment in certain circumstances. Each Warrant shall entitle the holder thereof to subscribe for and purchase one Warrant Share at the Exercise Price at any time following the date of the Transaction and from time to time until 5:00 p.m. (Toronto time) on the Expiry Date, subject to adjustment in certain circumstances.
Notwithstanding anything to the contrary contained herein, if the Transaction occurs prior to the Maturity Date, each outstanding Warrant shall be adjusted in accordance with the terms of the Transaction.
The Notes and the Warrants will be created and issued pursuant to the terms of certificates representing the Notes and the Warrants, respectively, to be delivered by the Company on the Closing Date in accordance with the instructions from the Purchaser set out in this Subscription Agreement.
The Purchaser acknowledges and agrees (on its own behalf and, if applicable, on behalf of each Beneficial Purchaser) that the Units subscribed for by it hereunder form part of a larger brokered offering of an aggregate of 12,000 Units (the “Offering”).
2.Agency Relationship.
The Purchaser acknowledges (on its own behalf and, if applicable, on behalf of each Beneficial Purchaser) that the Agent has been engaged by the Company to act as agent to the Company in connection with the Offering. The Agent has agreed to endeavour to arrange for the sale of the Units to purchaser(s) resident outside of Canada where the Units may be lawfully sold and as agreed to by the Company and the Agent.

The Purchaser and each Beneficial Purchaser, if any, acknowledge and agree that the Agent will have the benefit of all of the representations and warranties provided by, to or for the benefit of the Purchaser and Beneficial Purchaser under this Subscription Agreement.
3.Definitions.
In this Subscription Agreement, unless the context otherwise requires:
(a)“affiliate”, “distribution” and “insider” have the respective meanings ascribed to them in the Securities Act (Ontario);
(b)“Annual Report” means the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2023;
(c)“Automatic Conversion” has the meaning ascribed to such term on the face page of this Subscription Agreement;
(d)“Beneficial Purchaser” has the meaning ascribed to such term on the face page of this Subscription Agreement;
(e)“Business Day” means a day, other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Toronto, Ontario or New York, New York;
(f)“Canadian Securities Laws” means collectively, the applicable securities laws of each of the Designated Jurisdictions, their respective regulations, rulings, rules, orders (including blanket orders and discretionary orders), instruments (including national and multilateral instruments), fee schedules and prescribed forms thereunder, the applicable policy statements issued by the Securities Commissions or similar authority thereunder and the rules and policies of the CSE;
(g)“Canopy” means Canopy Growth Corporation, a corporation organized under the federal laws of Canada;
(h)“Canopy Consent” means that certain consent of Canopy to the transactions contemplated by this Agreement;
(i)“Canopy Shares” means common shares in the capital of Canopy;
(j)“Canopy USA” means Canopy USA, LLC, a limited liability company existing under the laws of State of Delaware;
(k)“Closing” means the completion of the issue and sale by the Company and the purchase by the Purchasers of the Units pursuant to the Offering;
(l)“Closing Date” means June 4, 2024 or such other date as the Company and the Agent may agree;
(m)“Closing Time” means 8:00 a.m. (Toronto Time) on the Closing Date or such other time as the Company and the Agent may agree;
(n)“Conversion Price” means the price per Fixed Share that, immediately prior to giving effect to the Transaction, will result in the Purchaser holding that number of Canopy Shares having a value equal to the principal amount of the Note as of the Business Day prior to closing of the Transaction, which shall be the price per Fixed Share determined by multiplying (i) the Exchange Ratio (as such term is defined in the Fixed Share Arrangement Agreement) as the same shall be adjusted pursuant to the Fixed Share Arrangement by, (ii) the Fair Market Value (as such term is defined in the Fixed Share Arrangement Agreement) of the Canopy Shares on the Business Day

prior to the closing of the Transaction after giving effect to the conversion of the Notes and the determination of the number of Warrants issued pursuant to this Offering;
(o)“Conversion Shares” means the Fixed Shares issuable upon the conversion of the Notes;
(p)“Cozen” means Cozen O’Connor P.C., United States legal counsel to the Company;
(q)“CSE” means the Canadian Securities Exchange.
(r)“Designated Jurisdictions” means the provinces or territories of Canada in which Purchasers are resident;
(s)“DLA” means DLA Piper (Canada) LLP, Canadian legal counsel to the Company;
(t)“Encumbrance” means any charge, mortgage, lien, pledge, claim, restriction, security interest, hypothec, deed of trust, defect, tax, right of first refusal or other encumbrance whether created or arising by agreement, statute or otherwise pursuant to any applicable law, attaching to property, interests or rights;
(u)“Exercise Price” means the Exchange Ratio (as such term is defined in the Fixed Share Arrangement Agreement) as the same shall be adjusted pursuant to the Fixed Share Arrangement multiplied by the Fair Market Value (as such term is defined in the Fixed Share Arrangement Agreement) of the Canopy Shares on the Business Day prior to the closing of the Transaction; provided, however, that in the event that the Put Right is exercised, the Exercise Price shall be not less than US$0.375;
(v)“Expiry Date” has the meaning ascribed to such term on the face page of this Subscription Agreement;
(w)“Financial Statements” means, collectively, the audited consolidated financial statements of the Company as at and for the years ended December 31, 2023 and 2022 and the unaudited condensed interim consolidated financial statements for the three months ended March 31, 2024 and 2023, including the notes with respect to those financial statements;
(x)“Fixed Call Option” has the meaning ascribed to it in Section 11 hereof;
(y)“Fixed Multiple Shares” means the Class F multiple voting shares of Acreage, each entitling the holder thereof to 4,300 votes per share at a shareholder meeting of the Company;
(z)“Fixed Share” means a Class E subordinate voting share in the capital of the Company as constituted on the date hereof;
(aa)“Fixed Share Arrangement” means an arrangement under Section 288 of the Business Corporations Act (British Columbia) on the terms and subject to the conditions set out in the Fixed Share Arrangement Agreement, which became effective on September 23, 2020;
(ab)“Fixed Share Arrangement Agreement” means the arrangement agreement dated as of April 18, 2019, as amended on May 15, 2019, September 23, 2020 and November 17, 2020, between Canopy and the Company, including the schedules and exhibits thereto, as the same may be further amended, supplemented or restated;
(ac)“Floating Share” means a Class D subordinate voting share in the capital of the Company as constituted on the date hereof;
(ad)“Floating Share Arrangement Agreement” means the arrangement agreement dated as of October 24, 2022, as amended on March 17, 2013, May 31, 2023, August 31, 2023, October 31,

2023, December 29, 2023, March 29, 2024, April 25, 2024 and May 8, 2024, among Canopy, Canopy USA and the Company, including the schedules and exhibits thereto, as the same may be further amended, supplemented or restated;
(ae)“Foley” means Foley Hoag LLP, legal counsel to the Agent;
(af)“Governmental Authority” means and includes, without limitation, any national or federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;
(ag)“Intellectual Property” means all domestic and foreign: (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications, patent disclosures and industrial designs, together with all re-issuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof; (ii) trademarks, service marks, trade dress, trading styles, logos, trade names and business names, domain names, social media handles, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith; (iii) copyrightable works, copyrights and applications, registrations and renewals in connection therewith; (iv) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, algorithms, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (v) computer systems, software, data and related documentation; (vi) right, title and interest as licensee or authorized user of any of the aforementioned intellectual property; and (vii) copies and tangible embodiments thereof in whatever form or medium whether now known or hereafter developed;
(ah)“International Jurisdiction” means the jurisdiction of residence of the Purchaser, which for greater certainty, is a country other than Canada or the United States;
(ai)“Material Adverse Effect” means any event, fact, change, circumstance, development, occurrence or state of affairs that, individually or in the aggregate with other events, facts, changes, circumstances, developments or occurrences, is or would reasonably be expected to be, materially adverse to the business, operations, assets, properties, capital, prospects, condition (financial or otherwise) or liabilities, whether contractual or otherwise, of the Company and the Subsidiaries, taken as a whole; provided that Material Adverse Effect shall not include an adverse effect resulting from a change: (i) that arises out of a matter that has been publicly disclosed prior to the date of this Agreement or otherwise disclosed in writing by the Company to the Agent prior to the date of this Agreement; (ii) that results from general economic, financial, currency exchange, interest rate or securities market conditions in Canada or the United States; or (iii) that is a direct result of any matter permitted by this Agreement, the Transaction Documents or consented to in writing by the Agent;
(aj)“Maturity Date” means the day that is 15 months from the Closing Date.
(ak)“Note” has the meaning ascribed to such term on the face page of this Subscription Agreement;
(al)“Offering” has the meaning ascribed to such term in Section 1 of this Subscription Agreement;
(am)“OTCQX” means the OTCQX Best Market by OTC Markets Group;
(an)“person” means an individual, firm, corporation, syndicate, partnership, trust, association, unincorporated organization, joint venture, investment club, government or agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

(ao)“Personal Information” means any information about an individual and includes information contained in this Subscription Agreement, including the schedules incorporated by reference herein;
(ap)“Personally Identifiable Information” means any information that alone or in combination with other information held a person or entity can be used to specifically identify a person including but not limited to a natural person’s name, street address, telephone number, e-mail address, photograph, social insurance number, driver’s license number, passport number, credit or debit card number or customer or financial account number or any similar information that is treated as “Personally Identifiable Information” under any applicable laws;
(aq)“Public Record” means, without limitation, the prospectuses, annual information forms, annual reports, proxy circulars, information circulars, offering memoranda, material change reports, press releases, 8-Ks, 6-Ks and any other documents or reports filed by the Company (or its predecessor) with any applicable Canadian securities regulatory authority or with the SEC;
(ar)“Purchase Price” has the meaning ascribed to such term on the face page of this Subscription Agreement;
(as)“Purchased Securities” has the meaning ascribed to such term in Section 1 of this Subscription Agreement;
(at)“Purchasers” means all purchasers of Units;
(a)“Put Agreement” means the put agreement among the Holder and Canopy USA dated as of the Closing Date, pursuant to which the Holder has the right, among other things, to require Canopy USA to purchase the Notes and the Warrants from the Holder in certain circumstances, subject to and in accordance with the terms thereof;
(b)“Put Right” has the meaning ascribed to it in Section 10(l) hereof;
(c)“Qualification” has the meaning ascribed to it in Section 8(c) hereof;
(d)“Regulation S” means Regulation S under the U.S. Securities Act;
(e)“Sanctions” has the meaning ascribed to it in Section 8(cc) hereof;
(f)“SEC” means the United States Securities and Exchange Commission;
(g)“Securities Commissions” means, collectively, the applicable securities commission or other securities administrator or regulatory authority in each of the Designated Jurisdictions;
(h)“Securities Laws” means, as applicable, the Canadian Securities Laws, the U.S. Securities Laws and the securities legislation of and policies issued by each other Selling Jurisdiction;
(i)“Selling Jurisdictions” means such jurisdictions consented to by the Company and the Agent where Units are sold or granted;
(j)“Stikeman” means Stikeman Elliott LLP, Canadian legal counsel to the Agent;
(k)“Subscription Agreement” means this subscription agreement (including any schedules attached hereto and the Terms and Conditions of Subscription) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular section, subsection, appendix or schedule and the expression “section”, “subsection”, “appendix” and “Schedule”

followed by a number means and refers to the specified section, subsection, appendix or schedule of this Subscription Agreement;
(l)“Subsidiaries” means the material subsidiaries of the Company set out in Schedule C attached hereto and “Subsidiary” means any one of them;
(m)“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder;
(n)“Taxes” means any and all present or future taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, sales, value-added, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto;
(o)“TingleMerrett” means TingleMerrett LLP, Canadian legal counsel to the Purchaser;
(p)“Transaction” means the acquisition by Canopy or Canopy USA of the issued and outstanding Fixed Shares, pursuant to and in accordance with the Fixed Share Arrangement;
(q)“Transaction Documents” means, collectively, this Subscription Agreements and the certificates representing the Notes and the Warrants;
(r)“U.S. Federal Cannabis Laws” has the meaning ascribed to it in Section 8(q) hereof;
(s)“U.S. Person” has the meaning ascribed to it in Rule 902(k) of Regulation S;
(t)“U.S. Securities Act” means the United States Securities Act of 1933, as amended;
(u)“U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended;
(v)“U.S. Securities Laws” means the U.S. Securities Act, the U.S. Securities Exchange Act,and all rules and regulations promulgated thereunder and the applicable securities (Blue Sky) laws of the states of the United States and all rules and policies of the OTCQX;
(w)“Unit” has the meaning ascribed to such term on the face page of this Subscription Agreement;
(x)“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;
(y)“Warrant” has the meaning ascribed to such term on the face page of this Subscription Agreement; and
(z)“Warrant Shares” means the Fixed Shares issuable upon the exercise of the Warrants.
4.Delivery and Payment.
The Purchaser agrees that the following shall be delivered to the Agent at the address and by the date and time set out on page 2 hereof, or such other time, date or place as the Agent may advise:
(a)a completed and duly signed copy of this Subscription Agreement;
(b)except in the case of a Purchaser that is a U.S. Person, a duly completed and executed copy of the Certificate of Non-Canadian Purchasers (Other than U.S. Purchasers) in the form attached hereto as Schedule A; and

(c)any other documents required by the Securities Laws or that the Company or the Agent may reasonably request.
The Purchaser, and each Beneficial Purchaser, if any, acknowledges and agrees that such documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement and each shall constitute a representation, warranty or covenant of the Purchaser hereunder in favour of the Company and the Agent. The Purchaser and each such Beneficial Purchaser consents to the filing of such documents as may be required to be filed with the Securities Commissions, the SEC and/or the CSE in connection with the transactions contemplated hereby. The Purchaser and each such Beneficial Purchaser acknowledges and agrees that this offer and any other documents delivered in connection herewith will be held by the Agent until such time as the conditions set out in this Subscription Agreement are satisfied by the Company or waived by the Purchaser or the Agent on behalf of the Purchaser (in accordance with section 5 hereof).
The Purchaser also agrees that the aggregate Purchase Price payable by the Purchaser shall be delivered to DLA, in trust, in accordance with the wire instructions set out in Schedule D hereto and by the date and time set out on page 2 hereof, or such other time, date or place as the Agent may advise.
5.Closing.
The issuance and sale of the Units pursuant to this Subscription Agreement is expected to be completed electronically on the Closing Date at the Closing Time, or such other date or dates as the Company and the Agent may mutually agree.
If, prior to the Closing Time, the terms and conditions contained in the Subscription Agreement have not been complied with to the satisfaction of the Purchaser or waived by the Purchaser or the Agent on behalf of the Purchaser (in accordance with this section 5), the Agent, the Company and the Purchaser will have no further obligations under this Subscription Agreement (except for any liability for any breach of any term of the Subscription Agreement).
The Subscriber acknowledges that the Notes and the Warrants comprising the Units will be created and issued pursuant to the terms of certificates representing the Notes and the Warrants, respectively, to be delivered by the Company on the Closing Date.
The Agent is hereby appointed as agent and attorney for the Purchaser and the Beneficial Purchaser, if any, to represent the Purchaser and the Beneficial Purchaser, if any, at the Closing for the purpose of all closing matters, deliveries of documents, including without limitation the delivery of the certificates representing the Notes and the Warrants comprising the Units to the Purchasers, and payment of funds to the Company. Without limiting the generality of the foregoing, the Agent is specifically and exclusively authorized:
(a)to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions for the Purchaser’s benefit contained in this Subscription Agreement or any ancillary or related document;
(b)to receive certificates representing the Notes and the Warrants comprising the Units or, if determined appropriate by the Agent, to direct electronic delivery of same;
(c)to execute in the Purchaser’s name and on its behalf all closing receipts and required ministerial documents; and
(d)to correct manifest errors or omissions in the information provided by the Purchaser in this Subscription Agreement, the Schedules attached hereto and any other documents or forms delivered by the Purchaser in connection with the transactions contemplated hereby, if any.
The Purchaser will take up, purchase and pay for the Units at the Closing upon acceptance of this offer by the Company and the satisfaction by the Company, or waiver on behalf of the Purchaser by the Agent (to the extent permitted hereby), of the conditions set out in this Subscription Agreement.

6.Conditions of Closing.
The Purchaser acknowledges that the Company’s obligation to issue and sell the Units to the Purchaser is subject to, among other things, the following conditions:

(a)the Purchaser or Beneficial Purchaser, if any, executing and returning to the Agent, in accordance with Section 4 hereof, all documents required by the Securities Laws for delivery on behalf of the Purchaser or Beneficial Purchaser, if any, including, without limitation, the applicable documents set out in Section 4 hereof, by no later than the time specified on page 2 hereof;
(b)the fulfilment at or before the Closing Time of each of the conditions of the Closing set out in this Subscription Agreement except those conditions that are waived by the Purchaser or the Agent on behalf of the Purchaser (in accordance with section 5);
(c)the Company having obtained all required regulatory and corporate approvals, and all requisite third-party consents, to permit the completion of the transactions contemplated hereby;
(d)no action or proceeding will be pending or threatened by any person, company, firm, Governmental Authority, regulatory body or agency to enjoin or prohibit the completion of the Offering or the transactions contemplated hereby;
(e)the Company having filed or cause to be filed with the CSE all necessary documents and taken or cause to be taken all necessary steps to ensure that the Company has obtained all necessary approvals for the Conversion Shares to be listed on the CSE subject only to the satisfaction by the Company of such customary and standard post-closing conditions imposed by the CSE in similar circumstances;
(f)the Company accepting this Subscription Agreement;
(g)the offer, issue, sale and delivery of the Units being exempt from the requirements to file a prospectus or deliver an offering memorandum (as defined in applicable Securities Laws, including Ontario Securities Commission Rule 14-501 - Definitions) or any similar document under applicable Securities Laws relating to the issue, sale and delivery of the Units, or the Company having received such orders, consents or approvals as may be required to permit such issue, sale and delivery of the Units without the requirement of filing a prospectus or delivering an offering memorandum or any similar document;
(h)the representations and warranties of the Company being true and correct as at the Closing Time; and
(i)the representations and warranties of the Purchaser being true and correct as at the Closing Time.
The Purchaser and each Beneficial Purchaser, if any, acknowledges and agrees that as the sale of the Units will not be qualified by a prospectus or registration statement, and as such, the sale is subject to the condition that the Purchaser (or, if applicable, each Beneficial Purchaser) sign and return to the Company all relevant documentation required by the Securities Laws.
The Purchaser and each Beneficial Purchaser, if any, acknowledges and agrees that the Company will be required to provide to the Securities Commissions a list setting out the identities of the Beneficial Purchasers of the Units. Notwithstanding that the Purchaser may be purchasing Units as an agent on behalf of an undisclosed principal (if permissible under the relevant Securities Laws), the Purchaser agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company or the Agent in order to comply with the foregoing and Securities Laws.

7.Acceptance.
The Purchaser and each Beneficial Purchaser, if any, acknowledges and agrees that the acceptance of this offer will be conditional upon the issue and sale of the Units to the Purchaser and each Beneficial Purchaser, if any, being exempt from the requirement to file a prospectus or deliver an offering memorandum or any similar document under the Securities Laws and the equivalent provisions of securities laws of any other applicable jurisdiction. The Company will be deemed to have accepted this offer upon the Company’s execution of the acceptance form on page 3 of this Subscription Agreement.
If the Offering does not close, the Purchaser and each Beneficial Purchaser, if any, understands that any funds, certified cheques and bank drafts delivered by the Purchaser representing the aggregate Purchase Price for Units will be promptly returned to the Purchaser without interest or deduction.
8.Company’s Representations, Warranties and Covenants.
The Company represents, warrants and covenants in favour of the Purchaser and the Agent as follows and acknowledges that each of the Purchaser (on its own behalf and, if applicable, on behalf of each Beneficial Purchaser) and the Agent is relying on such representations, warranties and covenants in connection with the transactions contemplated in, and the entry into by the Purchaser of, this Subscription Agreement:

(a)the Company: (i) has been duly continued and is validly existing as a company in good standing under the laws of its jurisdiction of incorporation, amalgamation, continuation or organization, and has the corporate power, capacity and authority to own, lease and operate its property and assets, to conduct its business as now conducted and to carry out the provisions hereof; and (ii) where required, has been duly qualified as an extra-provincial or foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases property, or conducts any business;
(b)each Subsidiary: (i) has been duly incorporated, amalgamated, continued or organized and is validly existing as a company or other legal entity in good standing under the laws of its jurisdiction of incorporation, amalgamation, continuation or organization and has the corporate power, capacity and authority to own, lease and operate its property and assets, to conduct its business as now conducted and to carry out the provisions hereof; and (ii) where required, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business and is not precluded from carrying on business or owning property in such jurisdictions by any other commitment, agreement or document, except where the failure to do so would not result in a Material Adverse Effect;
(c)the Company has full corporate power, capacity and authority to enter into the Transaction Documents to which it is a party and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof, and the Company has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Transaction Documents to which it is a party and each of the Transaction Documents has been, or will be on the Closing Date, as applicable, duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, provided that enforcement thereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction and that the provisions relating to indemnity, contribution, severability and waiver of contribution may be limited under Applicable Law (the “Qualification”);
(d)the execution and delivery of each of the Transaction Documents and the performance of the transactions contemplated hereby and thereby by the Company (including the issuance, sale and delivery of the Notes, the issuance, sale and delivery of the Warrants and the issuance, sale and delivery of the Conversion Shares upon conversion of the Notes) do not and will not:
(i)require the consent, approval, authorization, registration, order or qualification of or with any Governmental Authority, stock exchange, Securities Commission, SEC or other third party, except such as have been obtained or such as may be required (and shall be obtained by the Company prior to the Closing Time) under applicable Securities Laws; or
(ii)result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:
(A)any of the terms, conditions or provisions of the Notice of Articles, Articles or resolutions of the shareholders, directors or any committee of directors of the Company or any Subsidiary; or
(B)any statute, rule, regulation or law applicable to the Company or any Subsidiary, including, without limitation, the applicable Securities Laws, or any judgment, order or decree of any Governmental Authority, stock exchange or court having jurisdiction over the Company; and
(iii)upon obtaining the Canopy Consent, and except as disclosed in the Public Record, result in the breach of, or be in conflict with, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, or conflict with or default under, and do not affect the rights, duties and obligations of any parties to, any material indenture, agreement or instrument to which the Company or any Subsidiary is a party, nor give a party the right to terminate any such indenture, agreement or instrument by virtue of the application of terms, provisions or conditions in such indenture, agreement or instrument;

(e)the Notes and the Warrants have been duly created and authorized for issuance and, upon payment of the aggregate Purchase Price therefor, the Notes and the Warrants will be validly issued and outstanding as fully paid securities of the Company. The Company has the corporate power, capacity and authority to issue and sell the Notes and the Warrants and such securities will not have been issued in violation of or subject to any pre-emptive or contractual rights to purchase securities issued or granted by the Company;
(f)the Conversion Shares have been duly created, authorized, reserved and allotted for issuance, and, upon the due conversion of the Notes, will be duly and validly issued and outstanding as fully paid and non-assessable Fixed Shares of the Company. The Company has the corporate power, capacity and authority to issue the Conversion Shares and, at the time of issuance thereof, the Conversion Shares will not have been issued in violation of or subject to any pre-emptive or contractual rights to purchase securities issued or granted by the Company;
(g)the Warrant Shares have been duly created, authorized, reserved and allotted for issuance, and, upon the due exercise of the Warrants, any payment of the applicable Exercise Price, will be duly and validly issued and outstanding as fully paid and non-assessable Fixed Shares of the Company. The Company has the corporate power, capacity and authority to issue the Warrant Shares and, at the time of issuance thereof, the Warrant Shares will not have been issued in violation of or subject to any pre-emptive or contractual rights to purchase securities issued or granted by the Company;
(h)the Company is authorized to issue an unlimited number of Fixed Shares, an unlimited number of Floating Shares and an unlimited number of Fixed Multiple Shares, of which 80,824,907 Fixed Shares, 36,030,165 Floating Shares and 117,600 Fixed Multiple Shares were issued and outstanding as of the date hereof, and all such issued shares are validly issued and outstanding, and no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option or privilege (whether pre-emptive or contractual), for the issue or allotment of any unissued shares of the Company or any Subsidiary or any other security convertible into or exchangeable for any such shares, or to require the Company or any Subsidiary to purchase, redeem or otherwise acquire any of the outstanding securities of the Company or any Subsidiary, except as disclosed in the Public Record and pursuant to the Offering;
(i)other than the Subsidiaries, or as otherwise described in the Public Record, the Company has no material direct or indirect subsidiaries nor any material investment in any person or any agreement, option or commitment to acquire any such investment. The Subsidiaries are the only subsidiaries of the Company that are material to the Company’s business on a consolidated basis, including with respect to the generation of revenues and the ownership of Intellectual Property and permits, authorizations, certifications, consents and orders necessary for the conduct of its business as presently conducted. Except as disclosed in the Public Record, including with respect to High Street Capital Partners, LLC and Acreage Holdings WC, Inc., the Company is the direct or indirect registered and/or beneficial owner of all of the issued and outstanding shares of or interests in each Subsidiary (and such ownership is evidenced by definitive documentation in the possession of the Company or the applicable Subsidiary), and, except as otherwise described in the Public Record, in each case free and clear of all Encumbrances or adverse interests whatsoever, and no person, firm, corporation or entity has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company or any Subsidiary of any of the shares or other securities of any Subsidiary, except as disclosed in the Public Record;
(j)no proceedings have been taken, instituted or are pending for the dissolution, winding-up or liquidation of the Company, and no approval has been given to commence any such proceedings;
(k)except as disclosed in the Public Record, there are no suits, actions or litigation or arbitration proceedings or governmental proceedings in progress, pending or, to the knowledge of the Company, contemplated or threatened, to which the Company or any Subsidiary is party or to which the property of the Company or any Subsidiary is subject, except where such suit, action or litigation or arbitration proceeding or governmental proceeding would not have a Material Adverse Effect. There is not presently outstanding against the Company or any Subsidiary any material judgment, injunction, rule or order of any court, governmental department, commission, agency or arbitrator. No current director, officer or, to the Company's knowledge, employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Except as disclosed in the Public Record, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC or Securities Commission involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. The Company is not aware of any such action, suit, arbitration or to the knowledge of the Company any investigation, inquiry or other proceeding. Except as disclosed in the Public Record, neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
(l)all Taxes due and payable as of the date hereof by the Company and each Subsidiary have been paid or accrued, except where failure to pay such Taxes would not constitute a Material Adverse Effect. All tax returns due, declarations, remittances and filings required to be filed by the Company and each Subsidiary have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate in all material respects and no material fact or facts have been omitted therefrom which would make any of them misleading except where the failure to file such documents would not constitute an adverse material fact of such Company or any Subsidiary;
(m)except as disclosed in the Public Record, to the knowledge of the Company: (i) there is no material examination of any tax return of the Company or any Subsidiary is currently in progress; and (ii) there are no material issues or disputes outstanding with any governmental entity respecting any Taxes that have been paid, or may be payable, by the Company or any Subsidiary. There are no agreements with any taxation authority providing for an extension of time for any assessment or reassessment of Taxes with respect to the Company or any Subsidiary. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Internal Revenue Code of 1986, as amended. Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, with respect to the Company and each of its Subsidiaries, there are no claims being asserted in writing to the Company with respect to any Taxes;
(n)the Financial Statements:
(iv)are, in all material respects, consistent with the books and records of the Company and the Subsidiaries on a consolidated basis for the periods covered thereby;
(v)have been prepared in accordance with applicable Securities Laws and accounting principles generally accepted in the United States of America, applied on a consistent basis throughout the periods referred to therein, except as otherwise disclosed therein;
(vi)present fairly, in all material respects, the financial position and condition of the Company and the Subsidiaries on a consolidated basis as at the dates thereof and the results of its operations and the changes in its shareholder’s equity and cash flows for the periods then ended, and do not contain a misrepresentation; and
(vii)to the best of the Company’s knowledge, have been audited (in the case of the annual financial statements comprising the Financial Statements) by independent public accountants in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States);

(o)the Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in compliance with accounting principles generally accepted in the United States of America and applicable Securities Laws. The Company has not been informed by its independent public accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.
(p)the accountants who audited the Financial Statements are independent with respect to the Company within the meaning of applicable Securities Laws and there has not been any reportable event (within the meaning of National Instrument 51-102 - Continuous Disclosure Obligations of the Securities Commissions) with the current auditors or any former auditors of the Company during the past two (2) financial years;
(q)as at the date hereof, the Company and each Subsidiary has all licenses, permits, authorizations, certifications, consents and orders necessary for the conduct of its business as presently conducted other than in respect of certain U.S. federal laws, statutes and/or regulations, as applicable, relating to the cultivation, processing, extraction, tracking, distribution or possession of cannabis and cannabis related products and substances in the U.S. as disclosed in the Public Record and other related orders, judgements, or decrees (collectively, the “U.S. Federal Cannabis Laws”) and except as disclosed in the Public Record, none of the Company nor any Subsidiary has received any material penalty, enforcement action or public notice violation or notice thereof from any state, municipal or local government in respect of such licenses and/or permits or, to the knowledge of the Company, are there any facts that could give rise to any such material penalty, enforcement action or public notice violation. The Company and each Subsidiary is not in breach or violation of any judgment, order or decree of any Governmental Authority or court having jurisdiction over the Company or any Subsidiary, as applicable;
(r)other than in respect of U.S. Federal Cannabis Laws, the Company and each Subsidiary has conducted and is conducting its business in compliance with all applicable laws of each jurisdiction in which it carries on business and with all applicable laws, tariffs and directives material to its operations, including all applicable federal, state, municipal, and local laws and regulations and other lawful requirements of any governmental or regulatory body that governs all aspects of the Company’s and each Subsidiaries’ business, including, but not limited to, permits and/or licenses to grow, process, and dispense cannabis and cannabis-derived products and, each of the Company and the Subsidiaries has implemented or, with respect to those Subsidiaries not yet actively engaged in the growth, processing and dispensing of cannabis and cannabis-derived products, is in the process of implementing regulatory compliance regimes designed to ensure compliance with such applicable laws and regulations;
(s)the material contracts of the Company and the Subsidiaries as set forth in the Public Record are the only material documents and contracts currently in effect under and by virtue of which the Company and its Subsidiaries are entitled to the assets and conducts their respective businesses. Each of such material contracts is in full force and effect, the material terms of any amendment thereto is disclosed in the Public Record, and, except as disclosed in the Public Record, there are no outstanding material defaults or breaches under any of such material contracts or is there an intention to terminate such contracts on the part of the Company or any Subsidiary or, to the knowledge of the Company, the counterparties to such contracts;
(t)other than liabilities as disclosed in the Financial Statements or the Public Record, neither the Company nor any Subsidiary is a party to or otherwise bound by any note, loan, bond, debenture, indenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability;
(u)except for customary indemnity to its directors and officers, neither the Company nor any Subsidiary is a party to or bound by any agreement, guarantee, indemnification, or endorsement or like commitment respecting the obligations, liabilities (contingent or otherwise) or indebtedness of any person, firm or corporation, except as would not, individually or in the aggregate, have a Material Adverse Effect;
(v)the Company and each Subsidiary is the absolute legal and beneficial owner, and has good and valid title to, all of the material property or assets thereof free and clear of all Encumbrances and defects of title except such as are disclosed in the Public Record, and: (i) no other material property or assets are necessary for the conduct of the business of the Company or any Subsidiary as currently conducted; (ii) the Company has no knowledge of any claim or the basis for any claim that might or could materially and adversely affect the right of the Company or any Subsidiary to use, transfer or otherwise exploit such property or assets; and (iii) neither the Company nor the Subsidiary has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property and assets thereof;
(w)except as disclosed in the Public Record, there are no plans for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Company or any of the Subsidiaries for the benefit of any current or former director, officer, employee or consultant of the Company or any of the Subsidiaries. Each employee benefit plan that is maintained, administered or contributed to by the Company or any of the Subsidiaries for employees or former employees of the Company or the Subsidiaries has been maintained in compliance in all material respects with its terms and the requirements of any applicable laws, statutes, orders, rules, ordinances, resolutions, constitutions, proclamations, directives, codes, edicts, requirements and regulations and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;
(x)no material labour dispute with current and former employees of the Company or any of the Subsidiaries exists or is imminent and the Company has no knowledge of any existing, threatened or imminent labour disturbance by the employees of any of the principal suppliers, manufacturers or contractors of the Company;
(y)there has not been and there is not currently any labour disruption or conflict which is adversely affecting the Company or the Subsidiaries or would have a Material Adverse Effect;
(z)except as disclosed in the Public Record, no officer, consultant, insider or other non-arm’s length party to the Company or the Subsidiaries (or any associate or affiliate thereof) has any right, title or interest in (or the right to acquire any right, title or interest in) any royalty interest, carried interest, participation interest or any other interest whatsoever which are based on revenue from or otherwise in respect of any assets of the Company or any of the Subsidiaries;
(aa)The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are currently engaged, and such insurance policies will not be cancelled or otherwise terminated as a result of the transactions contemplated herein and there are no pending or outstanding claims, notices of non-renewal or cancellation or, to the knowledge of the Company, any events which may give rise to a claim, under such policies, Neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;
(ab)other than the Canopy Consent, there are no third-party consents required to be obtained by the Company or a Subsidiary in order to complete the transactions contemplated by this Agreement;
(ac)neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary has had any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the Government of Canada or any other relevant sanctions authority (collectively, “Sanctions”) imposed upon such person, and neither the Company nor any Subsidiary is in violation of any of the Sanctions or any law or executive order relating thereto, or is conducting business with any person subject to any Sanctions. The Company will not directly or knowingly indirectly use the proceeds from the sale of the Units or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person that is currently the target of any Sanctions or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any country that is the target of the Sanctions, to the extent such activities, businesses or transaction would be prohibited by applicable sanctions laws and regulations administered by the United States of America, including OFAC and the U.S. State Department, the United Nations Security Council, the Government of Canada, HM Treasury, the European Union or relevant Participating Member States of the European Union (collectively, the “Sanctions Laws”), or in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto;

(ad)except as disclosed in the Public Record, none of the directors, executive officers or shareholders who beneficially own, directly or indirectly none of the current officers or directors of the Company and, to the knowledge of the Company, none of the Company's shareholders, the officers or directors of any shareholder of the Company, or any family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction, in each case, that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the U.S. Securities Act., or exercise control or direction over, more than 10% of any class or series of the voting securities of the Company or any known associate or affiliate of any such person, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such person) with the Company which, as the case may be, materially affects, is material to or will materially affect the Company and its Subsidiaries on a consolidated basis;
(ae)the Company intends to place the net proceeds of the Offering in a segregated account in its name or the name of High Street Capital Partners, LLC, and to use such net proceeds, or cause such net proceeds to be used, for its working capital and general corporate purposes;
(af)the Company is a reporting issuer not in default under the Canadian Securities Laws of each Designated Jurisdiction where it is a reporting issuer and is not on the list of defaulting issuers maintained by any Securities Commission in the Designated Jurisdiction as at the date hereof;
(ag)the Company is in compliance with its timely and continuous disclosure obligations under the applicable U.S. Securities Laws and Canadian Securities Laws of each of the Designated Jurisdictions and the policies, rules and regulations of the CSE and the OTCQX;
(ah)except as disclosed in the Public Record, no default exists under and no event has occurred which, after notice or lapse of time or both, or otherwise, constitutes a default under or breach of, by the Company, any Subsidiary, or to the Company’s knowledge any other person, any material obligation, agreement, covenant or condition contained in any contract, indenture, trust, deed, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its properties may be bound. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Fixed Shares, the Units, the Notes, the Conversion Shares, Warrants or any other security of the Company has been issued or made by any Securities Commission, the SEC or any other stock exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the best of the Company’s knowledge, contemplated or threatened by any such authority or under any applicable Securities Laws;
(ai)except for the Agent as provided herein, there is no person, firm or corporation acting for the Company entitled to any brokerage or finder’s fee in connection with the transactions contemplated hereunder;
(aj)the Company has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to Section 13 of the U.S. Securities Exchange Act and required to be filed on SEDAR+ pursuant to applicable Securities Laws, except to the extent any failure to so file would not have a Material Adverse Effect; there are no material facts required to be disclosed by the Company under applicable Securities Laws which are not contained in the Public Record and each of the documents forming the Public Record filed by or on behalf of the Company with any Securities Commission or the CSE, did not contain a misrepresentation, determined as at the date of filing, and do not contain a misrepresentation as of the date hereof, except to the extent such misrepresentation has been corrected and superseded by the filing of a subsequent document which forms part of the Public Record;
(ak)the Company is a “domestic issuer” (as defined in Rule 902(e) of Regulation S);

(al)this Agreement and the transactions contemplated hereby do not violate any laws, rules or policies of the OTCQX and there are no approvals, consents, or orders required in order to complete the Offering, the listing of the Conversion Shares and the transactions contemplated by this Agreement as a result of the Fixed Shares being quoted on the OTCQX;
(am)the forms and terms of the certificates representing each of the Notes and the Warrants have been approved and adopted by the board of directors of the Company do not and will not conflict with any applicable laws;
(an)Odyssey Trust Company, at its principal offices in Toronto, Ontario has been duly appointed as the registrar and transfer agent for the Fixed Shares;
(ao)the Company and its Subsidiaries, their respective directors and officers, and to the knowledge of the Company or any of its Subsidiaries, their agents or employees, are in compliance in all material respects with the U.S. Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) or similar law of a jurisdiction in which the Company or any of its Subsidiaries conduct their business and to which they are lawfully subject (the “Anti-Corruption Laws”);
(ap)neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of the officers, directors, employees, agents or other any other representatives acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”), has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, to any officer, employee or any other person acting in an official capacity for any Governmental Authority to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Authority, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries;
(aq)neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries;
(ar)neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries;
(as)except as set forth in the Public Record, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the U.S. Securities Exchange

Act and in National Instrument 52-109 – Certification of Disclosure in Issuers' Annual and Interim Filings) that comply with the requirements of applicable Securities Laws and have been designed by, or under the supervision of, the Company's principal executive and principal financial officer, or Persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the Public Record, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the applicable Securities Laws) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the applicable Securities Law is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the applicable Securities Law, as applicable, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the applicable Securities Laws is accumulated and communicated to the Company's management, including its principal/chief executive officer or officers and its principal/chief financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in the Public Record, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or Governmental Authority relating to any potential material weakness or significant deficiency in any part of the internal control over financial reporting of the Company or any of its Subsidiaries;
(at)neither the Company nor any of its Subsidiaries is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;
(au)there is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its filings, if any, pursuant to Securities Laws and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect;
(av)neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries;
(aw)on the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Units, the Notes and the Warrants hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with in all material respects;
(ax)the Company and, to the extent applicable, each Subsidiary have security measures and safeguards in place to protect personal information it collects from registered patients and customers and other parties from illegal or unauthorized access or use by its personnel or third parties or access or use by its personnel or third parties in a manner that violates the privacy rights of third parties. To the knowledge of the Company, the Company and its Subsidiaries (i) comply in all material respects with all applicable privacy laws and regulations and contractual obligations regarding the collection, processing, disclosure and use of all data consisting of personally identifiable information that is, or is capable of being, associated with specific individuals; and (ii) comply in all material respects with the Company’s privacy policies with respect to personally identifiable information. To the knowledge of the Company, no Person has made a claim that the Company or its Subsidiaries have violated any applicable law or any contractual obligations regarding the collection, processing, disclosure and use of all data consisting of personally identifiable information;
(a)assuming the accuracy of the Purchaser's representations in Section 9, the offer, issuance and sale of the Units to the Purchaser is exempt from the registration and prospectus delivery requirements of the U.S. Securities Act and the rules and regulations promulgated thereunder; neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the U.S. Securities Act) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the U.S. Securities Act) which is or will be integrated with the sale of the Units in a manner that would require the registration under the U.S. Securities Act of the Units, (ii) offered, solicited offers to buy or sold the Units by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or (iii) offered, solicited offers to buy or sold the Units in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act;
(b)the Company and each of its Subsidiaries is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective and applicable to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective and applicable to the Company as of the date hereof;
(c)neither the Company, its Subsidiaries nor any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Units to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the CSE or OTCQX or any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Units to be integrated with other offerings of securities of the Company;
(d)the Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and that the Purchaser is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) to the knowledge of the Company, an “affiliate” (as defined in Rule 144 promulgated under the U.S. Securities Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries, or (iii) to the knowledge of the Company, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the U.S. Securities Exchange Act) of more than 10% of the issued and outstanding securities registered under Section 12 of the U.S. Securities Exchange Act. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser's purchase of the Units. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives;
(e)the Company and its Subsidiaries are in compliance with all applicable statutes, laws or regulations relating to the environment or occupational health and safety (“Environmental Laws”), except to the extent any violation of such laws would not have a Material Adverse Effect and, except as may otherwise be disclosed in the Public Record, to the Company’s knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. There is no existing or, to the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, except as would not, individually or in the aggregate, have a Material Adverse Effect;
(f)except as disclosed in the Public Record, since April 1, 2023, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect;
(g)except as disclosed in the Public Record, each lease to which the Company or its Subsidiaries are a party (collectively the “Leases” and each a “Lease”), is in good standing, in all material respects, creates a good and valid leasehold interest in the lands and premises thereby demised and is in full force and effect. With respect to each Lease, except as would not reasonably be expected to have a Material Adverse Effect: (i) all rents and additional rents, to the extent due and payable, have been paid to date; (ii) no waiver, indulgence or postponement of the lessee’s obligations has been granted by the lessor; (iii) to the knowledge of the Company, there exists no event of default or event, occurrence, condition or act (including this Offering) which, with the giving of notice, the lapse of time or both, would become a default under the Lease; and (iv) to the knowledge of the Company, all of the covenants to be performed by any other party under each Lease have been fully performed in all material respects;
(h)except as set forth in the Public Record or as otherwise disclosed to the Agent and except for U.S. Federal Cannabis Laws, the Company is not aware of any applicable law, licensing or legislation, regulation or governmental position, by law or other lawful requirement of any Governmental Authority having lawful jurisdiction over the Company or any Subsidiary presently in force or any publicly disseminated or announced pending or threatened change to any licensing or legislation, regulation, by law or other lawful requirement of any Governmental Authority having lawful jurisdiction over the Company or any Subsidiary presently in force, that would cause the Company or any Subsidiary to be unable to materially comply with or which could reasonably be expected to have a Material Adverse Effect on the business of the Company or any Subsidiary or the business environment or legal environment under which such entity operates; and
(i)except as set forth in the Public Record or as otherwise disclosed to the Agent, other than in the ordinary course of business, the Company and the Subsidiaries have not received any material written notice or communication from any customer or any applicable regulatory authority alleging a defect or claim in respect of any products supplied or sold by the Company or the Subsidiary to a customer and, to the Company’s knowledge, there are no circumstances that would give rise to any reports, recalls, public disclosure, announcements or customer communications required to be made by the Company or any Subsidiary in respect of any products supplied or sold by the Company or any Subsidiary.
9.Purchaser’s Representations, Warranties and Covenants.
The Purchaser represents, warrants and covenants in favour of the Company and the Agent as follows and acknowledges that each of the Company and the Agent is relying on such representations, warranties and covenants in connection with the transactions contemplated in, and the entry into by the Company of, this Subscription Agreement:
(a)Authorization and Effectiveness. If the Purchaser (or the Beneficial Purchaser) is an individual, he or she is of the full age of majority and has all requisite legal capacity and competence to execute and deliver this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder, or if the Purchaser (or the Beneficial Purchaser) is a corporation, the Purchaser (or the Beneficial Purchaser) is duly incorporated and is a valid and existing corporation, has the necessary corporate capacity and authority to execute and deliver this Subscription Agreement, to subscribe for the Purchased Securities and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser (or the Beneficial Purchaser) is a partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Subscription Agreement, to subscribe and pay for the Purchased Securities and to observe and perform its covenants and obligations hereunder to complete the transactions contemplated by this Subscription Agreement, and has obtained all necessary approvals in respect thereof, and, in any case, upon acceptance by the Company, this Subscription Agreement will constitute a legal, valid and binding agreement of the Purchaser and the Beneficial Purchaser, if any, enforceable against the Purchaser and the Beneficial Purchaser in accordance with its terms and will not result in a violation of, or create a state of facts which, after notice, lapse of time or both, would constitute a default or breach of, any of the Purchaser’s or the Beneficial Purchaser’s, if any, constating documents, by-laws or authorizing resolutions (if applicable), any agreement to which the Purchaser or the Beneficial Purchaser, if any, is a party or by which it is bound or any law applicable to the Purchaser or the Beneficial Purchaser, if any, or any judgment, decree, order, statute, rule or regulation applicable to the Purchaser or the Beneficial Purchaser, if any.
(b)Residence. The Purchaser, and each Beneficial Purchaser, if any, was offered the Units in, and is a resident of, the jurisdiction referred to under “Name and Address of Purchaser” and “Details of Beneficial Purchaser”, respectively, set out on the face page and page 2 hereof and intends that the Securities Laws of that jurisdiction govern any transactions involving the Purchased Securities subscribed for by the Purchaser or each Beneficial Purchaser, if any and that such addresses were not created and are not used solely for the purpose of acquiring the Purchased Securities. The purchase and sale of the Purchased Securities to the Purchaser, and any act, solicitation, conduct or negotiation, directly or indirectly, in furtherance of such purchase and sale has occurred only in such jurisdiction.
(c)Prospectus Exemptions. The Purchaser has properly completed, executed and delivered to the Company the applicable questionnaire(s) and certificate(s) (dated as of the date hereof) set forth in Schedule A attached hereto in accordance with Section 4 hereof and the information contained therein is true and correct and the representations, warranties and covenants contained in the Schedule attached hereto will be true and correct both as of the date of execution of this Subscription Agreement and as at the Closing Time.
(d)Purchasing as Principal. Unless paragraph (g) below applies, the Purchaser is purchasing the Purchased Securities as principal (as defined in all applicable Securities Laws) for its own account, and not for the benefit of any other person.
(e)Purchasing for Investment Only. The Purchaser is purchasing the Purchased Securities for investment only and not with a view to resale or distribution.
(f)Purchasing as Agent or Trustee.
(i)In the case of the purchase by the Purchaser of the Purchased Securities as agent or trustee for any principal whose identity is disclosed or identified, each Beneficial Purchaser of the Units for whom the Purchaser is acting, is purchasing its Purchased Securities (1) as principal (as defined in all applicable Securities Laws) for its own account and not for the benefit of any other person; and (2) for investment only and not with a view to resale or distribution;
(ii)in the case of the purchase by the Purchaser of the Purchased Securities as agent or trustee for any principal, the Purchaser is the duly authorized trustee or agent of such disclosed Beneficial Purchaser with due and proper power and authority to execute and deliver, on behalf of each such Beneficial Purchaser, this Subscription Agreement and all other documentation in connection with the purchase of the Purchased Securities hereunder, to agree to the terms and conditions herein and therein set out and to make the representations, warranties, acknowledgements and covenants herein and therein contained, all as if each such Beneficial Purchaser were the Purchaser and the Purchaser’s actions as trustee or agent are in compliance with applicable law and the Purchaser and each Beneficial Purchaser acknowledges that the Company is required by law to disclose to certain regulatory authorities the identity of each Beneficial Purchaser of Units for whom it may be acting; and
(iii)in the case of the purchase by the Purchaser of the Purchased Securities on behalf of an undisclosed Beneficial Purchaser, the Purchaser is deemed under applicable Securities Laws to be purchasing as principal and is purchasing the Units as an “accredited investor”.
(g)Broker. Other than the Agent, there is no person acting or purporting to act on behalf of the Purchaser in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee payable in connection with this subscription for the Units, and if any such person establishes a claim that any such fee or compensation is payable in connection with this subscription for the Units, the Purchaser covenants to indemnify and hold harmless the Company and the Agent with respect thereto and with respect to all costs reasonably incurred in the defence thereof.
(h)Illegal Use of Funds. None of the funds being used to purchase the Purchased Securities are to the Purchaser’s or the Beneficial Purchaser’s, if any, knowledge proceeds obtained or derived directly or indirectly as a result of illegal activities. The funds being used to purchase the Purchased Securities which will be advanced by the Purchaser to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) (the “Patriot Act”) and the Purchaser acknowledges that the Company and the Agent may in the future be required by law to disclose the Purchaser’s name and other information relating to this Subscription Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA and the Patriot Act. To the best knowledge of the Purchaser, none of the funds to be provided by the Purchaser or each Beneficial Purchaser, if any, are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and the Purchaser shall promptly notify the Company and the Agent if the Purchaser or each Beneficial Purchaser, if any, discovers that any of such representations cease to be true, and shall promptly provide the Company and the Agent with all necessary information in connection therewith.
(i)Resale Restrictions. Except as otherwise provided herein, the Purchaser, and each Beneficial Purchaser, if any, acknowledges that it (1) has been advised to consult its own legal advisors with respect to trading in the Notes and Warrants comprising the Units, the Conversion Shares issuable upon conversion of the Notes, and the Warrant Shares issuable upon the exercise of Warrants, and with respect to the resale restrictions imposed by the Securities Laws of the jurisdiction in which the Purchaser or each Beneficial Purchaser, if any, resides and other applicable securities laws, (2) acknowledges that no representation has been made respecting the resale restrictions, including applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Purchaser or each Beneficial Purchaser, if any, to resell such securities, (3) acknowledges that the Purchaser or the Beneficial Purchaser, if any, is solely responsible to determine applicable resale restrictions, (4) is solely responsible (and neither the Company nor the Agent is in any way responsible) for compliance with applicable resale restrictions, and (5) is aware that the Purchaser or each Beneficial Purchaser, if any, may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.
(j)U.S. Securities Laws. The Purchaser and each Beneficial Purchaser, if any, acknowledges, understands and agrees that:
(i)it (i) is both a “qualified institutional buyer”, as such term is defined in Rule 144A promulgated under the U.S. Securities Act and an “accredited investor” as such term is defined in Rule 501(a) promulgated under the U.S. Securities Act and (ii) (A) has total assets of at least US$50 million, (B) meets the definition of a “qualified purchaser” as defined under the Investment Company Act of 1940, as amended, or (C) is a registered investment company;
(ii)it, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, including the Notes, Conversion Shares, Warrants and Warrant Shares, and has so evaluated the merits and risks of such investment;
(iii)it is knowledgeable about the industries in which the Company operates and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and arising from the Units, Notes, Conversion Shares, Warrants and Warrant Shares, as applicable, and is able to bear the substantial economic risk of an investment in the Units, Notes, Conversion Shares, Warrants and Warrant Shares, as applicable, for an indefinite period of time and is able to afford a complete loss of such investment;
(iv)it has had the opportunity to review the forms of Note Certificates, Warrant Certificates and the Put Agreement and has been afforded, (i) the opportunity to discuss and ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company's business, management, financial affairs and the terms and conditions of such documents and the offering of the Units (including the Notes, Conversion Shares, Warrants, and the Warrant Shares, as applicable) and the merits and risks of investing in the Units; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment;
(v)neither the Company nor any other person acting on its behalf, including, for greater certainty, the Agent, or any of their respective affiliates or representatives has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company (or its businesses or assets) or the Units, Notes, Conversion Shares, Warrants or Warrant Shares, in each case, except as expressly set forth in this Agreement;
(vi)it is consummating the transactions contemplated by this Agreement without any representation or warranty, express or implied, by any person, except for the representations and warranties of the Company expressly set forth in this Agreement;
(vii)it is relying on its own due diligence, investigation and analysis in entering into the transactions contemplated by this Agreement;
(viii)neither the Agent nor any of its affiliates nor the Agent’s legal counsel has provided the Purchaser with any information or advice with respect to the Units nor is such information or advice necessary or desired;
(ix)neither the Agent nor any of its affiliates nor the Agent’s legal counsel has made or makes any representation as to the Company or the quality of the Units and the Agent and any of its Affiliates and its legal counsel may have acquired non-material non-public information with respect to the Company which such Purchaser agrees need not be provided to it;

(x)in connection with the issuance of the Units to such Purchaser, neither the Agent nor any of its Affiliates or its legal counsel has acted as a financial advisor or legal advisor or fiduciary to such Purchaser;
(xi)it acknowledges and agrees that the Notes and the Warrants comprising the Units and the Conversion Shares and the Warrant Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act, will bear an appropriate U.S. Securities Laws legend to the foregoing effect (except as otherwise set forth herein) and will remain “restricted securities” notwithstanding any resale within or outside the United States unless the sale is completed in accordance with Rule 144 under the U.S. Securities Act (“Rule 144”); the Purchaser acknowledges that the Notes and the Warrants comprising the Units and the Conversion Shares and the Warrant Shares will be subject to a minimum hold period of at least six months under Rule 144; the Purchaser acknowledges that it has been advised to obtain independent legal and professional advice on the requirements of Rule 144, and that the Purchaser has been advised that resales of the Notes and the Warrants comprising the Units may be made only under certain circumstances; the Purchaser understands that to the extent Rule 144 is not available, the Purchaser may be unable to sell the Notes and the Warrants comprising the Units without the availability of another exemption or exclusion from such registration requirements, and in all cases pursuant to exemptions from applicable Securities Laws of any applicable state of the United States;
(xii)the Notes comprising the Units will be issued in a certificated form or ownership statement under a direct registration system or other book-entry system or other form of written notice, as determined to be appropriate by the Company in order to comply with applicable U.S. Securities Laws, and the certificates or such other direct registration system statements representing the Notes (and any certificates or direct registration system statements issued in exchange therefor or substitution thereof), will bear a legend substantially in the form of the following legend:
“THESE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND, IN EACH CASE, IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AFTER THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.”;
(xiii)there is no effective registration statement filed with the SEC covering the offer and sale of the Notes or the Warrants and in the event that as of the exercise of the Notes or the Warrants, as applicable, there is no effective registration statement filed with the SEC covering the offer and sale of the Conversion Shares or the Warrant Shares, respectively, the Conversion Shares and the Warrant Shares shall be issued in a certificated form or such other book-entry form as determined to be appropriate by the Company in order to comply with applicable U.S. Securities Laws and the certificates (or such other book-entry or direct registration system statements, as applicable) representing the Conversion Shares and the Warrant Shares (and any certificates or such other direct registration system statements issued in exchange therefor or substitution thereof), will bear a legend substantially in the form of the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND, IN EACH CASE, IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AFTER THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.”; and
(xiv)the Warrants shall be issued in a certificated form or such other book-entry form as determined to be appropriate by the Company in order to comply with applicable U.S. Securities Laws and the certificates (or such other direct registration system statements, as applicable) representing the Warrants (and any certificates or direct registration system statements issued in exchange therefor or substitution thereof), will bear a legend substantially in the form of the following legend:
“THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND, IN EACH CASE, IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AFTER THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.”
(k)Company or Unincorporated Organization. If the Purchaser, or any Beneficial Purchaser, is a corporation or a partnership, syndicate, trust, association, or any other form of unincorporated organization or organized group of persons, the Purchaser or such Beneficial Purchaser was not created or being used solely to permit purchases of or to hold securities without a prospectus in reliance on a prospectus exemption.
(l)Absence of Prospectus, Offering Memorandum or Similar Document. The Purchaser and the Beneficial Purchaser, if any, has not received, nor has it requested, nor does it have any need to receive, any prospectus, registration statement, offering memorandum or any other document describing the business and affairs of the Company, nor has any document been prepared for delivery to, or review by, prospective purchasers in order to assist them in making an investment decision in respect of the Units, the Notes, the Warrants, Conversion Shares or the Warrant Shares, other than this Subscription Agreement.
(m)Absence of Advertising. The offering and sale of the Purchased Securities to the Purchaser or each Beneficial Purchaser, if any, was not made or solicited through, and the Purchaser and each such Beneficial Purchaser, if any, is not aware of, any general solicitation or general advertising with respect to the offering of the Units, including advertisements, articles, notices or other communications published in any printed public media, radio, television or telecommunications, including electronic display (such as the Internet, including but not limited to the Company’s website), or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.
(n)No Undisclosed Information.
(i)The Purchased Securities are not being purchased by the Purchaser or, by a Beneficial Purchaser, if any, as a result of any material information not in the Public Record concerning the Company and the decision of the Purchaser or each Beneficial Purchaser, if any, to tender this offer and acquire the Purchased Securities has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Company or any other person (except as otherwise specified herein);
(ii)the Purchaser, or each Beneficial Purchaser, if any, has relied solely upon this Subscription Agreement and the Public Record of, and issued by, the Company and not upon any verbal or other written representation as to fact or otherwise made by or on behalf of the Company or any employees, agents or affiliates thereof (except as otherwise specified herein). The Company’s counsel, DLA and Cozen, the Agent’s counsel, Stikeman and Foley, and the Purchaser’s counsel, TingleMerrett, are entitled to the benefit of this subsection; and
(iii)neither the Purchaser nor the Beneficial Purchaser, if any, has knowledge of a “material fact” or “material change” (as those terms are defined in Securities Laws) in the affairs of the Company that has not been generally disclosed to the public.
(o)Investment Suitability. The Purchaser and each Beneficial Purchaser, if any, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Units and is able to bear the economic risk of total loss of such investment.
(p)Not a “Control Person”. The Purchaser, or Beneficial Purchaser, if any, is not a “control person” of the Company, as that term is defined in applicable Securities Laws, and will not immediately become a “control person” of the Company by virtue of the purchase of the Purchased Securities under this Subscription Agreement (including on a partially or fully-diluted basis) and does not act or intend to act in concert with any other person to form a control group in respect of the Company.
(q)Not an “insider” or “registrant”. The Purchaser, or Beneficial Purchaser, if any, for whom the Purchaser is acting as trustee or agent (i) is not either an “insider” of the Company or a “registrant” (each as defined under applicable Securities Laws) or, (ii) has identified itself to the Company as either an “insider” of the Company or a “registrant” (each as defined under applicable Securities Laws).
(r)Other Documents. The Purchaser and each Beneficial Purchaser, if any, will promptly execute and deliver any other documents reasonably required by the Company or applicable Securities Laws to permit the purchase of the Purchased Securities on the terms herein set forth which the Company or the Agent may reasonably request.
(s)Personal Information. The Purchaser acknowledges that this Subscription Agreement requires the Purchaser to provide to the Company and the Agent certain Personal Information relating to the Purchaser and each Beneficial Purchaser, if any. Such information is being collected and will be used by the Company and/or the Agent for the purposes of completing the proposed Offering, which includes, without limitation, determining the Purchaser’s and each Beneficial Purchaser’s, if any, eligibility to purchase the Purchased Securities under applicable Securities Laws, preparing and registering certificates or arranging for an electronic deposit representing the Notes and Warrants comprising the Units, the Conversion Shares issuable upon the exercise of the Notes and the Warrant Shares issuable upon the exercise of the Warrants and completing filings required by the Securities Commissions, the SEC and the CSE. The Purchaser agrees that the Purchaser’s and each Beneficial Purchaser’s, if any, Personal Information may be disclosed by the Company and/or the Agent to: (a) applicable securities regulatory authorities, and (b) any of the other parties involved in the proposed Offering, including legal counsel to the Company and the Agent, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Purchaser consents to the foregoing collection, use and disclosure of the Purchaser’s and each Beneficial Purchaser’s, if any, Personal Information. The Purchaser also consents to the filing of copies or originals of any of the Purchaser’s documents described in Section 4 hereof as may be required to be filed with any securities regulatory authority in connection with the transactions contemplated hereby. The Purchaser represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each Beneficial Purchaser, if any, for which the Purchaser is contracting hereunder.
(t)International Purchasers. The Purchaser, on behalf of the Purchaser and each Beneficial Purchaser, if any, makes the representations and warranties in the certificate attached as Schedule A hereto.
(u)Legal Advice. The Purchaser acknowledges and agrees that: (i) the Agent’s legal counsel and the Company’s legal counsel are acting, and at all times have acted, as legal counsel to the Agent and the Company, as applicable, and not as legal counsel to the Purchaser; and (ii) neither the Agent’s legal counsel nor the Company’s legal counsel assumes any responsibility or liability of any nature whatsoever for the accuracy or adequacy of any of the information furnished to the Purchaser in connection with the Offering. The Agent’s legal counsel and the Company’s legal counsel are entitled to the benefit of this representation and warranty.
(v)No Reliance on the Agent. The Purchaser acknowledges and agrees the Agent has not acted as a financial advisor or fiduciary to the Purchaser and that the Agent and its directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Public Record and make no representation or warranty to the Purchaser, express or implied, with respect to the Company, the Units, the Notes, the Conversion Shares, the Warrants or the Warrant Shares or the accuracy, completeness or adequacy of the information provided to the Purchaser or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Purchaser.
(w)No Hedging. The Purchaser has and shall not, directly or indirectly, itself, through related parties, affiliates or otherwise, (i) sell short (as such term is generally understood) any equity security of the Company or Canopy or (ii) otherwise engage in any transaction that involves hedging of such Purchaser’s position in any equity security of the Company or Canopy until the later of the Maturity Date and the date of an Automatic Conversion.
(x)Restriction on Trading. The Purchaser (on its own behalf an on behalf of any Beneficial Purchaser) covenants and agrees that neither it nor any Beneficial Purchaser will, directly or indirectly, sell, dispose or otherwise trade, or cause to be sold, disposed or otherwise traded, any securities of the Company or any derivatives thereof for a period of ten Business Days preceding the date that the Company, Canopy and/or Canopy USA has announced as the anticipated closing date of the Transaction, as such anticipated closing date may be subsequently adjusted from time to time. Notwithstanding the foregoing, nothing in this section 9(y) shall prohibit the Purchaser from exercising the Put Right in accordance with the terms of the Put Agreement.

The Purchaser and each Beneficial Purchaser, if any, acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon by the Company and the Agent in determining the Purchaser’s eligibility or (if applicable) the eligibility of each Beneficial Purchaser on whose behalf it is contracting hereunder to purchase the Purchased Securities under Securities Laws. The Purchaser and each Beneficial Purchaser, if any, further agrees that by accepting delivery of the certificates or an electronic deposit representing the Purchased Securities on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser and each Beneficial Purchaser at the Closing Time and that they shall survive the purchase by the Purchaser and each Beneficial Purchaser of the Purchased Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser or any Beneficial Purchaser of the Purchased Securities. The Purchaser and each Beneficial Purchaser, if any, undertakes to notify the Company, and the Agent at the address set out on page 2 hereof, immediately of any change in any representation, warranty or other information relating to the Purchaser set out in this Subscription Agreement which takes place prior to the Closing Time.
10.Purchaser’s Acknowledgements.
The Purchaser and each Beneficial Purchaser, if any, acknowledges and agrees that:
(a)the securities of the Company are not listed or quoted on any exchange or market other than the listing of the Company's Fixed Shares and Floating Shares, respectively, on the CSE and the OTCQX, and the Company has no obligation to list or obtain quotation of its securities on any other exchange or market;
(b)the Units and the underlying Notes and Warrants will not be listed or quoted on the CSE, the OTCQX or any other exchange or market;
(c)investing in the Company involves a high degree of risk including, without limitation, the risk factors outlined in the Annual Report together with the following risks relating to the Offering and the Company’s business:
(i)an investment in the Units is highly speculative given the uncertain nature of the Company’s business and its present stage of development;
(ii)there is no assurance that the Company will be successful and the likelihood of success must be considered in light of the relatively early stage of its operations;
(iii)the Notes represents a non-recourse unsecured obligation of the Company, other than its obligation to issue the Conversion Shares pursuant to the terms of the certificate(s) representing the Notes. Except if the Put Right is exercised and the transfer of the Notes is completed in accordance with the terms of the Put Agreement, the Notes will not represent a right or entitlement of the holder of payment of any amounts whatsoever by the Company, and without limiting the generality of the foregoing, the holder will have no claim to repayment of the principal amount of the Notes from the Company; rather, the Notes will only represents the right of the holder thereof receive Conversion Shares upon Automatic Conversion in accordance with its terms, prior to the Maturity Date and any such conversion of into Conversion Shares shall be the holders only recourse against the Company in respect of such principal amount outstanding and all other obligations. For greater certainty, and without limiting the previous sentence, upon the issuance of the Conversion Shares in accordance with the terms of the Notes, all obligations thereunder shall immediately and automatically be considered satisfied in full and such Notes shall be considered terminated without the requirement for any further action by, or notice to, any person. In the event that the Transaction has not closed on or prior to the Maturity Date, and the Put Right has not been exercised, the Notes shall represent a right to receive an indeterminate number of Fixed Shares so long as the Put Right remains unexercised. Prior to the exercise of the Put Right and the transfer of the Notes in accordance with the terms of the Put Agreement, nothing is intended to create, nor shall it be construed as creating, a payment obligation of the Company in respect of the Notes; and
(iv)as the Company operates in the cannabis industry, the Company is subject to certain risk factors which could affect the business, prospects, financial position, financial condition or operating results of the Company including all of the risks and uncertainties relating to the Company as disclosed in its most recent base shelf prospectus, annual information form, management discussion & analysis and other public disclosure;
(d)(i) no agency, securities commission, Governmental Authority, regulatory body, stock exchange or other entity has reviewed, passed on, made any finding or determination as to the merits of investment in, nor have any such agencies, securities commissions, governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to the Units or the Offering; (ii) there is no governmental or other form of insurance covering the Units; and (iii) there are risks associated with the purchase of the Units and the Purchaser and each Beneficial Purchaser, if any, is capable of bearing the economic risk of the investment;
(e)the purchase of the Purchased Securities has not been or will not be (as applicable) made through, or as a result of, and the distribution of the Units is not being accompanied by, a general solicitation or advertisement including articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;
(f)no prospectus, registration statement or other offering document has been filed by the Company with a securities commission or other securities regulatory authority in any jurisdiction in or outside of Canada in connection with the issue of the Units, and such issuance is exempt from the prospectus requirements otherwise applicable under the provisions of Securities Laws and, as a result, in connection with its purchase of the Purchased Securities hereunder, as applicable, except as otherwise provided herein:
(i)the Purchaser and each Beneficial Purchaser, if any, is restricted from using most of the protections, rights and remedies available under Securities Laws including, without limitation, statutory rights of rescission or damages;
(ii)the Purchaser and each Beneficial Purchaser, if any, will not receive information that may otherwise be required to be provided to the Purchaser and each Beneficial Purchaser under applicable Securities Laws or contained in a prospectus prepared in accordance with applicable Securities Laws;
(iii)the Company is relieved from certain obligations that would otherwise apply under such applicable Securities Laws;
(iv)the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement; and
(v)there are restrictions on the Purchaser’s ability to resell the Purchased Securities, and it is the responsibility of the Purchaser and each Beneficial Purchaser to determine these restrictions and to comply with them before selling any Purchased Securities;
(g)the Purchased Securities are being offered for sale only on a “private placement” basis;
(h)the Agent will receive a cash commission, on the Closing Date, equal to 4.5% of the gross proceeds of the Offering, together with a work fee of US$100,000;
(i)none of the Company’s counsel, DLA and Cozen, the Agent’s counsel, Stikeman and Foley, nor the Purchaser’s counsel, TingleMerrett, assumes any responsibility or liability of any nature whatsoever for the accuracy or adequacy of any of the information furnished to the Purchaser in connection with the Offering or as to whether all information concerning the Company required to be disclosed by the Company has been generally disclosed;

(j)the Purchaser acknowledges that none of the Company, the Agent, or any of their respective affiliates, related entities and associates, nor any persons acting on their behalf, will in any circumstances be liable to the Purchaser under, or arising out of or in any way connected with this Subscription Agreement for any indirect, special or consequential loss or damage whether arising in contract or tor (including for negligence or statutory duty);
(k)the Notes, the Warrants, the Conversion Shares issuable upon the exercise of the Notes and the Warrant Shares issuable upon the exercise of the Warrants, will be subject to certain resale restrictions under Securities Laws and the Purchaser and each Beneficial Purchaser, if any, agrees to comply with such restrictions. The Purchaser and each Beneficial Purchaser, if any, also acknowledge that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and neither the Company nor the Agent is in any manner responsible) for complying with such restrictions. For purposes of complying with Canadian Securities Laws and National Instrument 45-102 - Resale of Securities, the Purchaser and each Beneficial Purchaser, if any, understand and acknowledge that all certificates or the relevant ownership statement under a direct registration system or other book-entry system or other form of written notice representing the Notes and the Warrants and, if issued prior to the date that is four months plus one day after the Closing Date, the Conversion Shares and the Warrant Shares, shall bear a legend substantially in the following form, indicating that the resale of such securities is restricted:
“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS PLUS ONE DAY AFTER THE CLOSING DATE].”
In the event that the Company is required by applicable Securities Laws to provide written notice containing the foregoing legend to the beneficial purchaser of the Purchased Securities, the Purchaser and each Beneficial Purchaser acknowledge that notice shall be deemed to have been given and received on the date on which such notice was delivered to the address of such Purchaser and/or Beneficial Purchaser provided on the face page hereof.
(l)except for the Purchaser’s right to put the Notes and the Warrants to Canopy USA pursuant to the Put Agreement (the “Put Right”), no person has made any written or oral representations or undertakings: (i) that any person will resell or repurchase the Notes, the Warrants, the Conversion Shares or the Warrant Shares; (ii) that any person will refund all or any of the Purchase Price; or (iii) as to the future price or value of the Notes, the Warrants, the Conversion Shares or Warrants Shares;
(m)the Purchaser and each Beneficial Purchaser, if any, is solely responsible for obtaining such legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the completion of the transactions contemplated hereby;
(n)subject to compliance by the Company of its covenants provided herein, the Company may complete additional financings or in the future in order to develop the business of the Company and fund its ongoing development, and such future financings may have a dilutive effect on current securityholders of the Company, including the Purchaser, and there is no assurance that such financing will be available, on reasonable terms or at all, and if not available, the Company may be unable to fund its ongoing development;
(o)each of DLA and Cozen is acting solely as counsel to the Company, and each of Stikeman and Foley is acting solely as counsel to the Agent, and neither DLA, Cozen, Stikeman nor Foley is acting as counsel to the Purchaser;

(p)the Purchaser each Beneficial Purchaser, if any, by virtue of holding the Purchased Securities will not be a shareholder of the Company and will not be entitled to any right or interest in respect thereof (including voting rights or right to notice of meetings of shareholders of the Company); and
(q)the Purchaser may receive periodic updates with respect to the Company and the Purchaser further consents to receiving future email and other electronic communications from the Company and its representatives.
11.Further Acknowledgements of the Purchaser.
The Purchaser hereby acknowledges, agrees and consents to:
(a)the disclosure of Personal Information to each of the Company, the Agent, the Securities Commissions and the CSE; and
(b)the collection, use and disclosure of Personal Information by the Company for corporate finance and shareholder communication purposes as are necessary to the Company’s business.
The Purchaser acknowledges and agrees that the Purchaser has been notified by the Company: (i) of the delivery to the Securities Commissions of Personal Information pertaining to the Purchaser, including, without limitation, the full name, residential address and telephone number of the Purchaser, the number and type of securities purchased and the total Purchase Price paid in respect of the Purchased Securities; (ii) that this information is being collected indirectly by the Securities Commissions under the authority granted to them under securities legislation; (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Canada; and (iv) that the title, business address and business telephone number of the public official of each of the Securities Commissions who can answer questions about the indirect collection of Personal Information is attached hereto as Schedule B.
Pursuant to the Fixed Share Arrangement, Canopy (i) was granted the option to acquire all of the issued and outstanding Fixed Shares (following the mandatory conversion of the Fixed Multiple Shares into Fixed Shares) on the basis of 0.03048 of a Canopy Share (after taking into account a reverse 1-for-10 share consolidation completed by Canopy on December 15, 2023) for each Fixed Share held at the time of the acquisition of the Fixed Shares, subject to adjustment in accordance with the terms of the Fixed Share Arrangement (the “Fixed Call Option”). Subject to the provisions of the Floating Share Arrangement Agreement, the Fixed Call Option must be exercised no later June 17, 2024. In acquiring the Notes and the Warrants comprising the Units, the Purchaser hereby acknowledges that the Notes, the Warrants, Conversion Shares and the Warrant Shares will be subject to the Fixed Share Arrangement and the Fixed Call Option.
12.No Revocation.
The Purchaser and each Beneficial Purchaser, if any, agrees that this offer is made for valuable consideration and, except as set out herein, may not be withdrawn, cancelled, terminated or revoked by the Purchaser without the consent of the Company.
13.Indemnity.
The Purchaser and each Beneficial Purchaser, if any, agrees to indemnify and hold harmless the Company, the Agent, and their respective directors, officers, employees, agents, legal and other advisers from and against any and all loss, liability, claim, damage and expense (including, but not limited to, any and all reasonable fees, costs and expenses whatsoever incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser and each Beneficial Purchaser, if any, contained herein or in any document furnished by the Purchaser and each Beneficial Purchaser, if any, to the Company or the Agent in connection herewith being untrue in any material respect or any breach or failure by the Purchaser or any Beneficial Purchaser, if any, to

comply in any material respect with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Company or the Agent in connection herewith.
The Company agrees to indemnify and hold harmless the Purchaser, the Beneficial Purchaser, if any, and the Agent, and their respective directors, officers, employees, agents, legal and other advisers from and against any and all loss, liability, claim, damage and expense (including, but not limited to, any and all reasonable fees, costs and expenses whatsoever incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Company contained herein being untrue in any material respect or any breach or failure the Company to comply in any material respect with any covenant or agreement made by the Company herein.
To the extent that any person entitled to be indemnified hereunder is not a party to this Subscription Agreement, the Company and the Agent (in the case of the first paragraph) and the Purchaser (in the case of the second paragraph) shall obtain and hold the rights and benefits of this Subscription Agreement in trust for, and on behalf of, such person and such person shall be entitled to enforce the provisions of this section 13 notwithstanding that such indemnified person is not a party to this Subscription Agreement.
14.Modification.
Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.
15.Assignment.
The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of (a) the Purchaser and each Beneficial Purchaser, if any, and their respective successors, assignees, heirs, executors, administrators and personal representatives, as applicable, and (b) the Company and its successors and assigns; provided that this Subscription Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto. For greater certainty, this Subscription Agreement may only be transferred or assigned by the Purchaser subject to compliance with applicable laws (including, without limitation applicable Securities Laws) and with the express written consent of the Company.
16.Miscellaneous and Counterparts.
All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser, each Beneficial Purchaser, if any, and the Company herein will survive the execution and delivery, and acceptance, of this offer and the Closing or the termination hereof. This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or portable document format or other electronic form, shall be deemed to be an original and all of which together shall constitute one and the same document.
17.Governing Law.
This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Purchaser and each Beneficial Purchaser, if any, hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Subscription Agreement.
18.Portable Document Format.
The Company shall be entitled to rely on delivery by portable document format of an executed copy of this Subscription Agreement, including the completed schedules attached hereto, and acceptance by the Company of such portable document format copy shall be legally effective to create a valid and binding agreement between the Purchaser and each Beneficial Purchaser, if any, and the Company in accordance with the terms hereof.
19.Entire Agreement.

This Subscription Agreement (including the schedules attached hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. In the event that execution pages are delivered to the Company without this entire agreement, the Company is entitled to assume that the Purchaser, and each Beneficial Purchaser for whom it is acting, has accepted all of the terms and conditions contained in the parts of this Subscription Agreement that are not returned, without amendment or modification. This Subscription Agreement may be amended or modified in any respect by written instrument only.
20.Notices
Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by electronic transmission portable document format (PDF) tested prior to transmission to such party, as follows:
in the case of the Corporation, to:
Acreage Holdings, Inc.
[-]

and a copy to:
DLA Piper (Canada) LLP
[-]
in the case of the Purchaser, at the address specified on the face page hereof.
Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted electronically or by portable document format (PDF), shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.
Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.
21.Language.
The Purchaser and each Beneficial Purchaser, if any, acknowledges its consent and requests that all documents evidencing or relating in any way to its purchase of Units be drawn up in the English language only. Nous reconnaissons par les présentes avoir consent et demandé que tons les documents faisant foi ou se rapportant de quelque manière à l’achat d'Unités de Warrant soient rédigés en anglais seulement.
22.Time of Essence.
Time shall be of the essence of this Subscription Agreement.
23.Currency.
Unless otherwise specified, all dollar amounts referred to in this Subscription Agreement, including the symbols “$” and “US$”, are in U.S. Dollars. All dollar amounts referred to in this Subscription Agreement by the symbol “C$” are to Canadian dollars.

24.Further Assurances.
Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Subscription Agreement.
25.Severability.
If one or more of the provisions contained in this Subscription Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Each of the provisions of this Subscription Agreement is hereby declared to be separate and distinct.
26.Singular and Plural, etc.
Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.
27.Headings.
The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

SCHEDULE A

CERTIFICATE OF NON-CANADIAN PURCHASERS
(OTHER THAN U.S. PURCHASERS)
TO:        ACREAGE HOLDINGS, INC. (the “Company”)

AND TO:    ATB SECURITIES INC.

The undersigned, on its own behalf and (if applicable) on behalf of others for whom it is contracting hereunder as trustee or agent (referred to herein collectively as the “Purchaser”), represents, warrants and covenants to and with the Company (and acknowledges that the Company is relying thereon) that is contracting hereunder is, the Purchaser is a resident of, or otherwise subject to, the securities legislation of a jurisdiction other than Canada or the United States, and:

(i)the Purchaser is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this Subscription Agreement, if any;

(ii)the Purchaser is purchasing the Purchased Securities for its own account and not for the benefit of any other person and pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of that International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Purchased Securities under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption;

(iii)the applicable securities laws of the International Jurisdiction do not require the Company to file a prospectus, offering memorandum or similar document or to register or qualify the distribution of the Units, the Notes, the Warrants, the Conversion Shares issuable upon the conversion of the Notes, or the Warrant Shares issuable upon the exercise of the Warrants or for the Company to be registered with or to make any filings or seek any approvals of any kind whatsoever from any governmental or regulatory authority or pay any fee of any kind whatsoever in the International Jurisdiction;

(iv)the Purchaser will not sell or otherwise dispose of any Notes or Warrants comprising the Units, the Conversion Shares issuable upon the conversion of the Notes or Warrant Shares issuable upon the exercise of the Warrants, except in accordance with applicable securities laws in Canada and the United States, and if the Purchaser sells or otherwise disposes of any Notes, the Warrants, the Conversion Shares issuable upon the conversion of the Notes or Warrant Shares issuable upon the exercise of the Warrants to a person other than a resident of Canada or the United States, as the case may be, the Purchaser will, if required by applicable securities laws, obtain from such purchaser representations, warranties and covenants in the same form as provided in this certificate and shall comply with such other requirements as the Company may reasonably require; and

(v)the delivery of this Subscription Agreement, the acceptance of it by the Company and the issue of the Units, the Notes, the Warrants, the Conversion Shares issuable upon the conversion of the Notes or the Warrant Shares issuable upon the exercise of the Warrants to the Purchaser complies with all applicable laws of the Purchaser’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Company to become subject to or comply with any continuous disclosure, prospectus or other periodic filing or reporting requirements under any such applicable laws.

Upon execution of this certificate by the Purchaser, this certificate shall be incorporated into and form a part of the subscription agreement to which this certificate is attached (the “Subscription Agreement”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Subscription Agreement.

The foregoing representations and warranties contained in this certificate are true an accurate as of the date of this certificate and will be true and accurate as of the Closing Time. If any such representations and warranties shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Company prior to the Closing Time.

DATED _____________________, 2024.

Name of Purchaser

By:
Signature

Title

(Execution page for Schedule A, Certificate of Non-Canadian Purchasers (other than U.S. Purchasers), to the subscription agreement for Units of Acreage Holdings, Inc.)

SCHEDULE B

COLLECTION OF PERSONAL INFORMATION

Alberta Securities Commission
Suite 600, 250 - 5th Street SW
Calgary, Alberta T2P 0R4
Telephone: (403) 297-6454
Toll free in Canada: 1-877-355-0585
Facsimile: (403) 297-2082
Public official contact regarding indirect collection of information: FOIP Coordinator

British Columbia Securities Commission
P.O. Box 10142,
Pacific Centre
701 West Georgia Street
Vancouver, British Columbia V7Y 1L2
Inquiries: (604) 899-6854
Toll free in Canada: 1-800-373-6393
Facsimile: (604) 899-6581
Email: FOI-privacy@bcsc.bc.ca
Public official contact regarding indirect collection of information: FOI Inquiries

Ontario Securities Commission
20 Queen Street West, 22nd Floor
Toronto, Ontario M5H 3S8
Telephone: (416) 593-8314
Toll free in Canada: 1-877-785-1555
Facsimile: (416) 593-8122
Email: exemptmarketfilings@osc.gov.on.ca
Public official contact regarding indirect collection of information: Inquiries Officer

Financial and Consumer Affairs Authority of Saskatchewan
Suite 601 - 1919 Saskatchewan Drive
Regina, Saskatchewan S4P 4H2
Telephone: (306) 787-5879
Facsimile: (306) 787-5899
Public official contact regarding indirect collection of information: Director

The Manitoba Securities Commission
500 - 400 St. Mary Avenue
Winnipeg, Manitoba R3C 4K5
Telephone: (204) 945-2548
Toll free in Manitoba: 1-800-655-5244
Facsimile: (204) 945- 0330
Public official contact regarding indirect collection of information: Director

Prince Edward Island Securities Office
95 Rochford Street, 4th Floor Shaw Building
P.O. Box 2000
Charlottetown, Prince Edward Island
C1A 7N8
Telephone: (902) 368-4569
Facsimile: (902) 368-5283
Public official contact regarding indirect collection of information: Superintendent of Securities

Financial and Consumer Services Commission (New Brunswick)
85 Charlotte Street, Suite 300
Saint John, New Brunswick E2L 2J2
Telephone: (506) -658-3060
Toll free in Canada: 1-866-933-2222
Facsimile: (506) 658-3059
Email: info@fcnb.ca
Public official contact regarding indirect collection of information: Chief Executive Officer and Privacy Officer

Nova Scotia Securities Commission
Suite 400, 5251 Duke Street
Duke Tower, P.O. Box 458
Halifax, Nova Scotia B3J 2P8
Telephone: (902) 424-7768
Facsimile: (902) 424-4625
Public official contact regarding indirect collection of information: Executive Director

B-1

Government of Newfoundland and Labrador
Financial Services Regulation Division
P.O. Box 8700
Confederation Building
2nd Floor, West Block
Prince Philip Drive
St. John's, Newfoundland and Labrador A1B 4J6
Attention: Director of Securities
Telephone: (709) 729-4189
Facsimile: (709) 729-6187
Public official contact regarding indirect collection of information: Superintendent of Securities

Autorité des marchés financiers
800, Square Victoria, 22e étage
C.P. 246, Tour de la Bourse
Montréal, Québec H4Z 1G3
Telephone: (514) 395-0337 or 1-877-525-0337
Facsimile: (514) 873-6155
(For filing purposes only)
Facsimile: (514) 864-6381
(For privacy requests only)
Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers); fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers)

Government of the Northwest Territories
Office of the Superintendent of Securities
P.O. Box 1320
Yellowknife, Northwest Territories
X1A 2L9
Attention: Deputy Superintendent,
Legal & Enforcement
Telephone: (867) 920-8984
Facsimile: (867) 873-0243
Government of Yukon Department of Community Services Law Centre, 3rd Floor 2130 Second Avenue Whitehorse, Yukon Y1A 5H6 Telephone: (867) 667-5314 Facsimile: (867) 393-6251
Government of Nunavut Department of Justice Legal Registries Division P.O. Box 1000, Station 570 1st Floor, Brown Building Iqaluit, Nunavut X0A 0H0 Telephone: (867) 975-6590 Facsimile: (867) 975-6594
B-2

SCHEDULE C

SUBSIDIARIES

C-1

SCHEDULE D

WIRE INSTRUCTIONS

See attached.
D-1